Exhibit 99.1

Press Release

Financial and Investor Contact:
Eric Slusser
770-951-6101
eric.slusser@gentiva.com
or	John Mongelli
770-951-6496
john.mongelli@gentiva.com

Media Contact:
Scott Cianciulli
Brainerd Communicators
212-986-6667
cianciulli@braincomm.com

Odyssey Hospice Announces Agreements with Department of Justice and Office of Inspector General

ATLANTA, GA, February 17, 2012 – Odyssey Hospice, now a part of Gentiva® Health Services, Inc. (NASDAQ: GTIV), announced that it has entered into a settlement agreement with the U.S. Department of Justice and a five-year Corporate Integrity Agreement with the Office of Inspector General of the U.S. Department of Health and Human Services. These agreements relate to an investigation of Odyssey HealthCare, Inc. initiated prior to Gentiva’s acquisition of the company in August 2010.

The investigation involved Odyssey’s provision of continuous care services from January 1, 2006, through January 22, 2009. The agreements call for a one-time cash settlement of $25 million, as well as special education for employees and audits of the company’s Hospice Division over a five-year period.

“Gentiva cooperated fully with this investigation, which covered a period prior to our acquisition of Odyssey, and the settlement is consistent with our efforts to instill Gentiva’s culture of compliance throughout the company,” said John Camperlengo, Gentiva General Counsel and Chief Compliance Officer. “We remain extremely proud of the high-quality, compassionate care that our thousands of hospice clinicians provide to patients and families every day, as well as Gentiva’s efforts to ensure strict compliance with all regulatory requirements.”

3350 Riverwood Parkway, Suite 1400, Atlanta, GA 30339

About Gentiva Health Services, Inc.

Gentiva Health Services, Inc. is a leading provider of home health and hospice services, delivering innovative, high quality care to patients across the United States. Gentiva is a single source for skilled nursing; physical, occupational, speech and neurorehabilitation services; hospice services; social work; nutrition; disease management education; help with daily living activities; and other therapies and services. For more information, visit Gentiva’s web site, http://www.gentiva.com, and its investor relations section at http://investors.gentiva.com.

Forward-Looking Statement

Certain statements contained in this news release, including, without limitation, statements containing the words “believes,” “anticipates,” “intends,” “expects,” “assumes,” “trends” and similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon the Company’s current plans, expectations and projections about future events. However, such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the following: economic and business conditions, including the ability to access capital markets; demographic changes; changes in, or failure to comply with, existing governmental regulations; the impact on our Company of recently passed healthcare reform legislation and its subsequent implementation through governmental regulations; changes in Medicare, Medicaid and commercial payer reimbursement levels; the outcome of any inquiries into the Company’s operations and business practices by governmental authorities; the Company’s ability to effectively integrate Odyssey’s operations; effects of competition in the markets in which the Company operates; liability and other claims asserted against the Company; ability to attract and retain qualified personnel; availability and terms of capital; loss of significant contracts or reduction in revenues associated with major payer sources; ability of customers to pay for services; business disruption due to natural disasters, pandemic outbreaks, or terrorist acts; ability to successfully integrate the operations of acquisitions the Company may make and achieve expected synergies and operational efficiencies within expected time-frames; ability to maintain compliance with its financial covenants under the Company’s credit agreement; effect on liquidity of the Company’s debt service requirements; and changes in estimates and judgments associated with critical accounting policies and estimates. For a detailed discussion of certain of these and other factors that could cause actual results to differ from those contained in this news release, please refer to the Company’s various filings with the Securities and Exchange Commission, including the “Risk Factors” section contained in the Company’s annual report on Form 10-K for the year ended December 31, 2010 and the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2011.

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